As filed with the Securities and Exchange Commission on February 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

WSFS Financial Corporation

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2866913 (I.R.S. Employer Identification No.)

WSFS Bank Center

500 Delaware Avenue

Wilmington, Delaware, 19801

(302) 792-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WSFS Financial Corporation 2018 Incentive Plan

(Full title of the plan)

Rodger Levenson

Chairman, President and Chief Executive Officer

WSFS Bank Center

500 Delaware Avenue

Wilmington, Delaware, 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank M. Conner III Christopher DeCresce Charlotte May Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Company previously filed a Form S-4 with the SEC in connection with the merger of Bryn Mawr with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). This Registration Statement is filed by the Company for the purpose of registering additional shares of the Company Common Stock under the WSFS Incentive Plan and relates in part to 261,709 shares of Company Common Stock issuable in connection with equity awards available for issuance under the Bryn Mawr Incentive Plan and the Bryn Mawr Retainer Plan, which were assumed by the Company in connection with the Merger.

Shares of Company Common Stock currently authorized under the WSFS Incentive Plan were registered pursuant to the Company’s Registration Statements on Form S-8 (File Nos. 333-230134 and 333-256355), which were filed with SEC on March 7, 2019 and May 21, 2021, respectively (the “Original Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 8, 2021;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 5, 2021;

(e)	The Company’s Current Reports on Form 8-K, filed with the SEC on March 10, 2021 (only with respect to information filed under items 1.01 and 8.01), May 10, 2021, June 11, 2021 and January 3, 2022 (other than those portions of the documents deemed to be furnished and not filed); and

(f)	The description of Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on January 7, 1989, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of WSFS Financial Corporation, as amended (incorporated herein by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

3.2	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated herein by reference to Exhibit 3.1 of WSFS Financial Corporation’s current report on Form 8-K filed on November 21, 2014).

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, WSFS Financial Corporation’s independent registered public accounting firm.

23.3*	Consent of KPMG LLP, Bryn Mawr Bank Corporation’s independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fees Exhibit.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware, on this 1st day of February, 2022.

WSFS FINANCIAL CORPORATION

By:	/s/ Rodger Levenson
Rodger Levenson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Rodger Levenson and Dominic C. Canuso, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign individually any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rodger Levenson	Chairman, President, Chief Executive Officer, and Director	February 1, 2022
Rodger Levenson	(Principal Executive Officer)

/s/ Dominic C. Canuso	Executive Vice President and Chief Financial Officer	February 1, 2022
Dominic C. Canuso	(Principal Financial and Accounting Officer)

/s/ Jennifer W. Davis	Lead Director	February 1, 2022
Jennifer W. Davis

/s/ Anat Bird	Director	February 1, 2022
Anat Bird

/s/ Karen D. Buchholz	Director	February 1, 2022
Karen D. Buchholz

/s/ Francis B. Brake, Jr.	Director	February 1, 2022
Francis B. Brake, Jr.

/s/ Diego F. Calderin	Director	February 1, 2022
Diego F. Calderin

/s/ Michael J. Donahue	Director	February 1, 2022
Michael J. Donahue

/s/ Eleuthère I. du Pont	Director	February 1, 2022
Eleuthère I. du Pont

/s/ Nancy J. Foster	Director	February 1, 2022
Nancy J. Foster

/s/ Christopher T. Gheysens	Director	February 1, 2022
Christopher T. Gheysens

/s/ Francis J. Leto	Director	February 1, 2022
Francis J. Leto

/s/ Lynn B. McKee	Director	February 1, 2022
Lynn B. McKee

/s/ David G. Turner	Director	February 1, 2022
David G. Turner

/s/ Mark A. Turner	Director	February 1, 2022
Mark A. Turner